Exhibit 99.1

Bluescape Clean Fuels
Intermediate Holdings, LLC

Consolidated Balance Sheets

(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$1,440,867	$87,638
Prepaid expenses	79,842	53,761
Deferred transaction costs	2,597,020	—
Deferred financing costs	6,050	—
Total current assets	4,123,779	141,399
Security deposits	150,000	150,000
Property, equipment and improvements, net	9,371	13,037
Operating lease right-of-use assets, net	137,907	304,094
Intellectual patented technology	1,925,151	1,925,151
Total assets	$6,346,208	$2,533,681
Liabilities and Member’s Equity
Current Liabilities
Accounts payable	$657,489	$59,423
Accrued liabilities	2,236,479	98,440
Notes payable - insurance premium financing	—	8,185
Operating lease liabilities - current portion	137,907	224,566
Total current liabilities	3,031,875	390,614
Non-current Liabilities
Contingent consideration	1,669,000	8,850,000
Operating lease liabilities	—	79,528
Total liabilities	4,700,875	9,320,142
Member’s Equity
Member’s Equity	12,436,983	7,605,369
Accumulated deficit	(10,791,650)	(14,391,830)
Total member’s (deficit) equity	1,645,333	(6,786,461)
Total liabilities and member’s equity	$6,346,208	$2,533,681

Bluescape Clean Fuels
Intermediate Holdings, LLC

Consolidated Statements of Operations

(unaudited)

	For the nine months ended September 30,
	2022	2021
General and administrative expenses	$(3,338,467)	$(2,610,928)
Contingent consideration	7,181,000	—
Research and development expenses	(242,353)	(411,941)
Income (loss) from operations	3,600,180	(3,022,869)
Net income (loss)	$3,600,180	$(3,022,869)

See Notes to Consolidated Financial Statements

Bluescape Clean Fuels
Intermediate Holdings, LLC

Consolidated Statements of Changes in Member’s Equity

(unaudited)

	Member’s Equity	Accumulated Deficit	Total Member’s Equity (Deficit)
For the nine months ended September 30, 2022
Balance - December 31, 2021	$7,605,369	$(14,391,830)	$(6,786,461)
Capital contribution	3,750,000	—	3,750,000
Unit-based compensation expense	1,081,614	—	1,081,614
Net income	—	3,600,180	3,600,180
Balance - September 30, 2022	$12,436,983	$(10,791,650)	$1,645,333

	Preferred Equity Amount	Accumulated Deficit	Total Member’s Equity (Deficit)
For the nine months ended September 30, 2021
Balance - December 31, 2020	$4,295,486	$(1,466,705)	$2,828,781
Capital contribution	2,000,000	—	2,000,000
Unit-based compensation expense	982,412	—	982,412
Net loss	—	(3,022,869)	(3,022,869)
Balance - September 30, 2021	$7,277,898	$(4,489,574)	$2,788,324

See Notes to Consolidated Financial Statements

Bluescape Clean Fuels
Intermediate Holdings, LLC

Consolidated Statements of Cash Flows

(unaudited)

	For the nine months ended September 30,
	2022	2021
Operating Activities
Net income (loss)	$3,600,180	$(3,022,869)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Contingent consideration	(7,181,000)	—
Depreciation	8,076	17,092
Unit-based compensation expense	1,081,614	982,412
Amortization of right-of-use assets	177,671	171,224
Changes in operating assets and liabilities
Prepaid expenses	37,239	51,034
Accounts payable	100,162	27,660
Accrued liabilities	42,019	(4,836)
Operating lease liabilities	(177,671)	(171,224)
Net cash used in operating activities	(2,311,710)	(1,949,507)
Investing Activities
Purchases of property, equipment and improvements	(4,411)	(2,597)
Asset acquisition	—	(287,500)
Net cash used in investing activities	(4,411)	(290,097)
Financing Activities
Repayments of notes payable - insurance premium financing	(71,505)	(44,962)
Deferred transaction costs	(6,273)	—
Deferred financing costs	(2,872)	—
Capital contribution	3,750,000	2,000,000
Net cash provided by financing activities	3,669,350	1,955,038
Net Change in Cash	1,353,229	(284,566)
Cash, beginning of the period	87,638	1,051,276
Cash, end of the period	$1,440,867	$766,710
Noncash Investing and Financing Activities
Deferred transaction costs	$2,590,747	$—
Deferred financing costs	$3,178	$—

See Notes to Consolidated Financial Statements

Bluescape Clean Fuels
Intermediate Holdings, LLC

Notes to Consolidated Financial Statements

(unaudited)

Note 1: Organization

Bluescape Clean Fuels Intermediate Holdings, LLC (the “Company” or “BCF”), a Delaware Limited Liability Company, was formed on July 31, 2020. The Company had no operations prior to the purchase of intellectual property and patented technology on August 7, 2020.

The Company is wholly-owned by its sole member and immediate parent, Bluescape Clean Fuels Holdings, LLC (“BCF Holdings”). BCF Holdings is controlled by Bluescape Energy Recapitalization and Restructuring Fund IV LP (“BERR”) through a series of intermediate entities.

The Company is a developer of a proprietary liquid fuel’s technology, the STG+ process, which is designed to produce liquid hydrocarbons from synthesis gas, or syngas, derived from renewable feedstocks such as biomass and municipal solid waste (“MSW”) as well as natural gas (including synthetic natural gas) and other feedstocks. BCF’s STG+ process converts syngas into Reformulated Blend-stock for Oxygenate Blending (“RBOB”) gasoline, methanol, or a stream miscible with crude oil (“synthetic crude”). The availability biogenic MSW and the economic and environmental drivers to divert these materials from landfills enables BCF to utilize these waste streams to produce renewable gasoline. The Company is focused on the development of technology used in turning waste and other bio-feedstocks into a usable stream of syngas which is then transformed into a single finished fuel, such as gasoline, without any refining steps. Planned principal operations have not yet commenced. As of September 30, 2022 and December 31, 2021, the Company has not derived revenue from its principal business activities. The Company is managed as an integrated business; consequently, there is only one reportable segment.

The Company entered into a non-binding Business Combination Term Sheet dated December 15, 2021 (the “Term Sheet”) to combine with an existing Special Purpose Acquisition Company (SPAC). The Term Sheet indicates that the current equity holders of the Company would receive ownership interests in the merged entity implying an estimated fair value of $225,000,000 at closing and an earn out amount. Subsequently, the Company entered into a revised non-binding Business Combination Term sheet with the same Special Purpose Acquisition Company dated July 20, 2022. Such transaction is subject to a number of closing conditions including the successful completion of a private investment in public entity offering (PIPE offering).

On August 12, 2022, the Company signed a Business Combination Agreement with the SPAC. The implied value that the current equity holders of the Company would receive at closing remained unchanged ($225,000,000). The PIPE offering, related transactions and conditions needed to close such combination have not occurred as of the date these financial statements were issued.

On August 5, 2022, BCF Holdings entered into an agreement with the Company’s management and CEO whereby, if the Business Combination discussed above reaches closing, the Contingent Consideration as discussed in Note 2 will be forfeited. Further, all outstanding unvested Series A Incentive Units and Founders Units of BCF Holdings (as discussed in Note 5) will become fully vested. As part of the agreement, the priority of distributions under the Series A Incentive Units and Founders Units was also revised such that participants receive 10% of distributions after a specified return to BCF Holdings’ Series A Preferred Unit holders (instead of 20%). The modifications to the Series A Incentive Units and Founders Units did not result in any incremental unit-based compensation expense.

Bluescape Clean Fuels
Intermediate Holdings, LLC

Notes to Consolidated Financial Statements
(unaudited) (continued)

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

These unaudited consolidated financial statements should be read in conjunction with the audited financial statements and related notes included elsewhere in this proxy statement. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been made. All appropriate intercompany items and transactions have been eliminated in consolidation. The results of operations for an interim period may not give a true indication of results for a full year.

The Company has reclassified certain prior period amounts to conform to the current period’s presentation.

Going Concern

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is currently in the development stage and has not yet commenced principal operations or generated revenue. As such, the Company is dependent upon BERR for additional capital to continue the development of its technology and operations. The Company does not have sufficient cash on hand or available liquidity to meet its obligations as they become due within one year after the date that the consolidated financial statements are issued. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In response to these conditions, BERR has committed to provide funding to enable the Company to meet its obligations as they become due for at least one year after the date that the financial statements are issued. As a result, the Company has concluded that management’s plans are probable of being achieved to alleviate substantial doubt about the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets, and liabilities and disclosure of contingent assets and liabilities. The Company regularly assesses these estimates; however, actual amounts could differ from those estimates. The most significant items involving management’s estimates include estimates of unit-based compensation and contingent consideration. The impact of changes in estimates is recorded in the period in which they become known.

Principles of Consolidation

The Company’s policy is to consolidate all entities that the Company controls by ownership interest or other contractual rights giving the Company control over the most significant activities of an investee. The consolidated financial statements include the accounts of Bluescape Clean Fuels Intermediate Holdings, LLC and its wholly-owned subsidiaries Bluescape Clean Fuels, LLC, Bluescape Clean Fuels Employee Holdings, LLC, Bluescape Clean Fuels EmployeeCo, LLC. All intercompany balances and transactions have been eliminated in consolidation.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Bluescape Clean Fuels
Intermediate Holdings, LLC

Notes to Consolidated Financial Statements
(unaudited) (continued)

Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase. The Company did not have any cash equivalents as of September 30, 2022 and December 31, 2021.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash, accounts payable and insurance premium financing, approximates their fair value due to the short maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or currency risks arising from these financial instruments.

Fair Value Measurement

The Company applies fair value accounting for all financial assets and liabilities measured on a recurring and nonrecurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The accounting guidance established a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, used to determine the fair value of its financial instruments. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Level 1	Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities.

Property, Equipment, and Improvements

Property, equipment, and improvements are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the related asset. The estimated useful lives of assets are as follows:

Computers, office equipment and hardware	3 – 5 years
Furniture and fixtures	7 years
Machinery and equipment	7 years
Leasehold improvements	Shorter of the lease term (including estimated renewals) or the estimated useful lives of the improvement

Maintenance and repairs are charged to expense as incurred, and improvements are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the accompanying statements of operations in the period realized.

Bluescape Clean Fuels
Intermediate Holdings, LLC

Notes to Consolidated Financial Statements
(unaudited) (continued)

Accrued Liabilities

Accrued liabilities consist of the following:

	September 30, 2022	December 31, 2021
Accrued bonuses	64,590	86,120
Accrued legal fees	1,862,568	—
Other accrued expenses	309,321	12,320
	$2,236,479	$98,440

Leases

In February 2016, the (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which has been clarified and amended by various subsequent updates. The core principle of this standard is that a lessee should recognize the assets and liabilities that arise from leases, by recognizing in the consolidated balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. In accordance with the guidance of Topic 842, leases are classified as finance or operating leases, and both types of leases are recognized on the consolidated balance sheet.

The Company recognizes right-of-use assets and lease liabilities for leases with terms greater than 12 months. Leases are classified as either finance or operating leases. This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. As of September 30, 2022 and December 31, 2021, the Company has only operating leases.

The Company’s right-of-use asset relates to an office facility, which includes an option to renew, with renewal terms that can extend the lease term up to 1 year. The exercise of the lease renewal is at the Company’s discretion. Renewal periods are included in the expected lease term if they are reasonably certain of being exercised by the Company. The Company’s lease agreement does not contain residual value guarantees or material restrictions or covenants.

The Company’s lease is capitalized at the present value of the minimum lease payments not yet paid. The Company uses either the rate implicit in the lease, if readily determinable, or the Company’s incremental borrowing rate for a period comparable to the lease term in order to calculate Net Present Value of the lease liability.

Short-term leases (leases with an initial term of 12 months or less or leases that are cancelable by the lessee and lessor without significant penalties) are not capitalized but are expensed on a straight-line basis over the lease term. (See note 4.)

Intangible Assets

The Company’s intangible asset consists of its intellectual property and patented technology and is considered an indefinite lived intangible and is not subject to amortization. As of September 30, 2022 and December 31, 2021, the gross and carrying amount of this intangible asset was $1,925,151.

A qualitative assessment of indefinite-lived intangible assets is performed in order to determine whether further impairment testing is necessary. In performing this analysis, the Company considers macroeconomic conditions, industry and market considerations, current and forecasted financial performance, entity-specific events, and changes in the composition or carrying amount of net assets under the quantitative analysis, intellectual property and patents are tested.

Based on the Company’s qualitative impairment assessment, including the implied transaction value of the business combination discussed in Note 1, the fair value of its indefinite-lived intangible asset is greater than its carrying amount, and no impairment charges were recognized in any of the periods presented.

Bluescape Clean Fuels
Intermediate Holdings, LLC

Notes to Consolidated Financial Statements
(unaudited) (continued)

Impairment of Long-Term Assets

The Company evaluates the carrying value of long-lived assets when indicators of impairment exist. The carrying value of a long-lived asset is considered impaired when the estimated separately identifiable, undiscounted cash flows from such asset are less than the carrying value of the asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. There were no impairment charges in any of the periods presented.

Deferred Transaction Costs

Deferred transaction costs are expenses directly related to the pending business combination with the SPAC. These costs consist primarily of legal and accounting fees that the Company capitalized. The deferred transaction costs will be offset against the business combination proceeds and will be reclassified to additional paid-in capital upon completion of the business combination with the SPAC.

Unit-Based Compensation

The Company applies the fair value method under ASC 718, Compensation—Stock Compensation (“ASC 718”), in accounting for unit-based compensation to employees. Service-Based units compensation cost is measured at the grant date based on the fair value of the equity instruments awarded and is recognized over the period during which an employee is required to provide service in exchange for the award, or the requisite service period, which is usually the vesting period. The fair value of the equity award granted is estimated on the date of the grant. Performance-based units are expensed on a straight-line basis over the requisite service period, based on the probability of achieving the performance goal, with changes in expectations recognized as an adjustment to earnings in the period of the change. If the performance goal is not met, no unit-based compensation expense is recognized and any previously recognized unit-based compensation expense is reversed. Forfeitures of Performance-Based units are estimated at the grant date based on historical rates of stock award activity and reduce the unit-based compensation expense recognized.

Contingent Consideration

BCF Holdings has an arrangement payable to the Company’s CEO and a consultant whereby a contingent payment could become payable in the event that certain return on investment hurdles are met within 5 years of the closing date of the asset purchase described in Note 1. The Company remeasures this liability each reporting period and records any associated change in such obligation to the statement of operations.

In measuring the estimated amount payable under this arrangement as of September 30, 2022, the Company took into consideration the business valuation implied by the transaction entered into by the Company as described in Note 1 (Transaction approach to valuation) and a discounted cash flow analysis, which implied a value to existing equity holders of $225,000,000. Such implied value underpinned a Monte Carlo Simulation valuation model utilized in the determination of the contingent consideration liability balance.

The contingent consideration liability determination using Monte Carlo Simulation is based on a number of assumptions including expected term, expected volatility, expected dividends, the risk-free interest rate, a discount rate (WACC), and probability of success, and a specified contractual return hurdle (based on internal rate of return).

The Company reduced its probability of payment of the contingent consideration due to the likelihood of closing the Business Combination with the SPAC, at which time the contingent payment would be forfeited. It also updated its expected timing of transaction closing to occur in the fourth quarter of 2022 or approximately one quarter later than originally assumed as part of the December 31, 2021 valuation. The incremental time added to the expected transaction closing resulted in a higher threshold for achievement based on the internal rate of return hurdle. The Company also updated its volatility assumption and discount rate (including risk free rate) used in the valuation. Accordingly, the Company recorded a reduction in contingent consideration totaling $7,181,000 during the nine months ended September 30, 2022, resulting in a contingent consideration liability balance of $1,669,000 as of September 30, 2022. The measurement of this contingent consideration liability was a classified as a recurring Level 3 fair value measurement. Between July 31, 2020 (inception) and September 30, 2021, the Company determined that the contingent consideration liability did not significantly change due to the low likelihood of achieving the return on investment hurdles associated with the contingent payment. The contingent payment was remeasured as of December 31, 2021, upon entering into the Term Sheet with the SPAC in December 2021.

There were no transfers into or out of Level 3 during the nine months ended September 30, 2022 and 2021.

Bluescape Clean Fuels
Intermediate Holdings, LLC

Notes to Consolidated Financial Statements
(unaudited) (continued)

Income Taxes

The Company is not directly subject to federal income taxes under the provisions of the Internal Revenue Code and applicable state laws; however, the Company is subject to state income taxes within certain states under the provisions of the Internal Revenue Code and applicable state laws. Therefore, taxable income or loss is reported to the individual partners for inclusion in their respective tax returns and no provision for federal and state income taxes has been included in the accompanying consolidated financial statements.

Impact of COVID-19 Pandemic

The Company is monitoring the ongoing COVID-19 pandemic, which has disrupted the global economy and financial markets. There is a significant amount of uncertainty about the length and severity of the consequences caused by the pandemic. While governmental and non-governmental organizations are engaging in efforts to combat the spread and severity of the COVID-19 pandemic and related public health issues, the full extent to which the outbreak of COVID-19 could impact the Company’s business, results of operations and financial condition is still unknown and will depend on future developments, which are highly uncertain and cannot be predicted. The Company has considered information available to it as of the date of issuance of these financial statements and has not currently experienced significant negative impact to its operations, liquidity or capital resources as a result of the COVID-19 pandemic.

Note 3: Property, Equipment, and Improvements

Major classes of property, equipment, and improvements are as follows:

	September 30, 2022	December 31, 2021
Computers, office equipment and hardware	$11,461	$7,050
Furniture and fixtures	1,914	1,914
Machinery and equipment	36,048	36,048
Property, equipment, and improvements	49,423	45,012
Less: accumulated depreciation	40,052	31,975
Property, equipment and improvements, net	$9,371	$13,037

Depreciation of property, equipment, and improvements amounted to $8,076 and $17,092 for the nine months ended September 30, 2022 and 2021, respectively.

Note 4: Commitments and Contingencies

Leases

The Company maintains a lease for office and production facilities under a lease that expires during 2023. The lease contains a renewal option for a period of one year from the current date of expiration and requires the Company to pay all executory costs (property taxes, maintenance, and insurance).

Supplemental information related to the Company’s leases is as follows:

	September 30, 2022	December 31, 2021
Right-of-use assets obtained in exchange for operating lease	$137,907	$304,094
Remaining lease term – operating lease	0.58 years	1.33 years
Discount rate – operating lease	7.5%	7.5%

Future minimum lease commitments as of September 30, 2022, are as follows:

2022	$60,179
2023	$80,238
Total	$140,417
Less: Interest	$(2,510)
Present value of lease liabilities	$137,907

Total operating lease expense for the nine months ended September 30, 2022 and 2021 was $177,671 and $171,224, respectively.

Bluescape Clean Fuels
Intermediate Holdings, LLC

Notes to Consolidated Financial Statements
(unaudited) (continued)

Contingencies

The Company is not party to any litigation.

Note 5: Member’s Equity

During the nine months ended September 30, 2022 and 2021, the Company received capital contributions from BCF Holdings totaling $3,750,000 and $2,000,000, respectively.

The Company is a wholly-owned subsidiary of BCF Holdings. BCF Holdings has entered into several compensation related arrangements with management of the Company. Compensation cost associated with these arrangements has been allocated to the Company from BCF Holdings as the employees are rendering services to the Company. However, the ultimate contractual obligation related to these awards, including any future settlement, rests with BCF Holdings.

Series A Incentive Units of BCF Holdings

BCF Holdings is authorized to issue 1,000 Series A Incentive Units with such designations, voting and other rights and preferences as may be determined from time to time by the BCF Holdings’ Board of Managers. Series A Incentive Unit holders participate in earnings and distributions after a specified return to the Series A Preferred Unit holders. There were 800 Series A Incentive Units issued on August 7, 2020, and outstanding at September 30, 2022 and December 31, 2021.

Founder Incentive Units of BCF Holdings

BCF Holdings is authorized to issue 1,000 Founder Incentive Units with such designations, voting and other rights and preferences as may be determined from time to time by the BCF Holdings’ Board of Managers. Founder Incentive Unit Holders participate in distributions after a specified aggregate amount of distributions paid to the Series A Preferred Unit holders. There were 1,000 Founder Incentive Units issued on August 7, 2020, and outstanding at September 30, 2022 and December 31, 2021.

The Company recorded unit-based compensation totaling $1,081,614 and $982,412 during the nine months ended September 30, 2022 and 2021, respectively, attributed to its Series A Incentive Units.

Note 6: Related Party Transactions

The Company follows FASB ASC subtopic 850-10, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

There were no related party transactions entered into with Green Energy Partners, Inc, our controlling owner BERR or its general partner, Bluescape Energy Partners IV GP LLC, and registered investment advisor Bluescape Energy Partners LLC for the nine months ended September 30, 2022 and 2021.

Note 7: Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to December 19, 2022, the date that the financial statements were issued. On October 17, 2022, the Company entered into a ground lease, easement and operations agreement with an initial primary term of 25 years for the site of its first production facility. The Company is currently assessing the impact of this lease on its financial position and results of operations.

Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.